Exhibit 99.1
     The expenses to be incurred by the Company relating to the offering of $500,000,000 principal amount of its 6.70% First Mortgage Bonds due 2019, under the Company’s Registration Statement on Form S-3 (Registration No. 333-153353-03) and a related prospectus supplement filed with the Securities and Exchange Commission on March 2, 2009 are estimated to be as follows:

Estimated Fees
SEC Registration Fee	$19,650
Services of Independent Registered Public Accounting Firms	100,000
Trustee Fees and Expenses	10,000
Legal Fees and Expenses	35,000
Rating Agency Fees	250,000
Printing and Delivery Expenses	18,000
Miscellaneous Expenses	20,000
Total	$452,650